As filed with the Securities and Exchange Commission on June 6, 2002
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INSILICON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	77-052615
(State of Incorporation)	(I.R.S. Employer Identification No.

411 East Plumeria Drive
San Jose, CA 95134
(Address of principal executive offices)

inSilicon Corporation
2000 Employee Stock Purchase Plan
(Full title of the plans)

Barry Hoberman
President and Chief Executive Officer
inSilicon Corporation
411 East Plumeria Drive
San Jose, CA 95134
(408) 894-1900
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
James F. Fulton, Jr., Esq.
Cooley Godward LLP
5 Palo Alto Square3000 El Camino Real
Palo Alto, CA 94306
(650) 843-5000
(650) 849-7400

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Stock Options and Common Stock (par value $.001)	300,000 shares	$1.82-$2.77	$764,350.85	$71.00

(1)	Includes 300,000 shares issuable under the 2000 Employee Stock Purchase Plan.
(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price for 229,843 shares is $2.77 which is based upon the average of the high and low prices of Registrant’s Common Stock on June 3, 2002 as reported on the Nasdaq National Market. The price per share and aggregate offering price for 70,157 shares is based upon the purchase price of $1.82 per share, which is the price per share for which the securities can be purchased by participants of the Plan during the current purchase period, in accordance with the terms of the Plan.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of inSilicon Corporation (the “ Company”) on Form S-8 relating to the 2000 Employee Stock Purchase Plan (the “Plan”) is effective.

The contents of Registration Statements on Form S-8 No. 333-40292 filed with the Securities and Exchange Commission on June 28, 2000, Form S-8 No. 333-49090 filed with the Securities and Exchange Commission on November 1, 2000, Form S-8 No. 333-76002 filed with the Securities and Exchange Commission on December 27, 2001 and Form S-8 No. 333-81426 filed with the Securities and Exchange Commission on January 25, 2002 are incorporated by reference herein.

EXHIBITS

Exhibit Number

5.1	Opinion of Cooley Godward LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Cooley Godward LLP is contained in Exhibit 5 to this Registration Statement.

24	Power of Attorney is contained on the signature pages.

99.1(1)	2000 Employee Stock Purchase Plan.

(1)	Previously filed as 10.6 to S-1/A filed on January 13, 2000.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S–8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on June 5, 2002.

INSILICON CORPORATION

By:	/s/ BARRY HOBERMAN
President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Barry Hoberman and Walter Willig, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

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Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ BARRY HOBERMAN (Barry Hoberman)	President, Chief Executive Officer and Director	June 5, 2002

/s/ WALTER WILLIG (Walter Willig)	Controller (Principal Financial Officer)	June 5, 2002

/s/ RAYMOND J. FARNHAM (Raymond J. Farnham)	Director	June 5, 2002

/s/ E. THOMAS HART (E. Thomas Hart)	Director	June 5, 2002

/s/ ALBERT E. SISTO (Albert E. Sisto)	Chairman of the Board	June 5, 2002

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EXHIBIT INDEX

Exhibit Number

5.1		Opinion of Cooley Godward LLP.

23.1		Consent of Ernst & Young LLP.

23.2		Consent of Cooley Godward LLP is contained in Exhibit 5 to this Registration Statement.

24		Power of Attorney is contained on the signature pages.

99.1	(1)	2000 Employee Stock Purchase Plan.

(1)	Previously filed as Exhibit 10.6 to S-1/A filed January 13, 2000.

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